UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2019

GLOBAL BRASS AND COPPER HOLDINGS, INC.
  (Exact name of Registrant as Specified in its Charter)

Delaware	001-35938	06-1826563
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

475 N. Martingale Road Suite 1050 Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

(847) 240-4700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BRSS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the closing on July 16, 2019 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) with Wieland Holdings, Inc., an Illinois corporation (“Parent”), Elephant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Wieland-Werke Aktiengesellschaft, a German stock corporation (“Parent Holdco”).  Pursuant to the terms and conditions set forth in the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned, indirect subsidiary of Parent Holdco.

Item 1.02 Termination of a Material Definitive Agreement.

On July 15, 2019, in anticipation of the closing of the transactions contemplated by the Merger Agreement, the Company prepaid all of its indebtedness outstanding under, and terminated each of, its (i) Term Loan Credit Agreement (the “Term Loan Credit Facility”), dated as of July 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time), by and among Global Brass and Copper, Inc., as the borrower thereunder (the “Term Loan Borrower”), the Company, as a guarantor thereunder, the other guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for such lenders (in such capacity, the “Term Loan Agent”) and (ii) Credit Agreement (the “ABL Credit Facility” and, together with the Term Loan Credit Facility, the “Credit Facilities”), dated as of July 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time), by and among Global Brass and Copper, Inc., as the borrower thereunder (the “ABL Borrower”), the Company, as a guarantor thereunder, the other guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for such lenders (in such capacity, the “ABL Agent”). In connection with the termination of the Credit Facilities, each of the Term Loan Borrower and ABL Borrower repaid all of the outstanding obligations in respect of principal, interest and fees under each of the Credit Facilities. No prepayment premium or early termination penalties were incurred by the Company or any of its subsidiaries in connection with the termination of the Credit Facilities (other than customary LIBOR breakage fees).

The Term Loan Credit Facility consisted of an initial term loan of $320 million, of which approximately $267.2 million was outstanding as of July 14, 2019, and the ABL Credit Facility consisted of a $200 million revolving credit facility, of which no borrowings were outstanding and available borrowings were $195.4 million after giving effect to $4.6 million of letters of credit outstanding as of July 14, 2019.The Term Loan Credit Facility was scheduled to mature in May 29, 2025 and the ABL Credit Facility was scheduled to mature in July 19, 2021. The obligations under each of the Credit Facilities were guaranteed by certain domestic subsidiaries of the Company (the “subsidiary guarantors”) and were secured by substantially all assets of the Company and the subsidiary guarantors, subject to the terms of the Intercreditor Agreement, dated as of July 18, 2016 by and among the Term Loan Agent, the ABL Agent, Global Brass and Copper, Inc., the Company and the other guarantors party thereto  (as amended, restated, supplemented or otherwise modified from time to time). The obligations of each of the Term Loan Borrower, ABL Borrower and guarantors and all security interests granted in favor of the secured parties under each of the Credit Facilities were terminated, and released in full in connection with the termination of the Credit Facilities.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Merger was completed pursuant to the terms of the Merger Agreement, with the Company continuing as the surviving corporation and as a wholly owned, indirect subsidiary of Parent Holdco.

At the effective time of the Merger (the “Effective Time”), each share of common stock (each “Share” or, collectively, the “Shares”), par value $0.01 per Share, of the Company (the “Company Common Stock”)  outstanding immediately prior to the Effective Time (other than Shares held by the Company in treasury, Shares held by Parent Holdco or any wholly owned subsidiary of the Company or Parent Holdco, and Shares held by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (collectively, such Shares, the “Cancelled Shares”)) was automatically cancelled and converted into the right to receive $44.00 in cash (the “Merger Consideration”), without interest thereon, subject to applicable withholding taxes.

At the Effective Time, each option to acquire Shares (“Company Stock Option”), whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time was cancelled and converted automatically into the right to receive an amount in cash (without interest) equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time. Each Company Stock Option with an exercise price per Share equal to or greater than the Merger Consideration was cancelled for no consideration at the Effective Time. Each Company restricted share or restricted share unit award (each, a “Company RSA Award”) that was outstanding and subject solely to time-based vesting requirements immediately prior to the Effective Time, including any portion of a Company PS Award (defined below) for which the applicable performance period ended prior to the Effective Time but that remained subject to continued time-based vesting, was cancelled and converted automatically into the right to receive an amount in cash (without interest) equal to the Merger Consideration and the amount, payable in cash (without interest), of all then unpaid dividends and dividend equivalents that accrued immediately prior to the Effective Time with respect to such Company RSA Award that would have otherwise been payable upon vesting of the Company RSA Award. Each Company restricted share unit award that was outstanding and subject to performance-based vesting requirements immediately prior to the Effective Time (“Company PS Award”) was cancelled and converted automatically into the right to receive an amount in cash (without interest) equal to the Merger Consideration assuming, for this purpose, that (x) Company PS Awards granted in 2018 were achieved at 200% of target and (y) Company PS Awards granted in 2019 were achieved at 150% of target; and the amount, payable in cash (without interest) of all then unpaid dividends and dividend equivalents that accrued immediately prior to the Effective Time with respect to such Company PS Award that would have otherwise become payable at the time of the Company PS Award’s vesting.

The foregoing description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 11, 2019, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company notified the New York Stock Exchange (the “NYSE”) that the certificate of Merger had been filed with the Secretary of State of Delaware and that, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) was automatically cancelled and converted into the right to receive the Merger Consideration. In addition, the Company requested that the NYSE delist the Company Common Stock, and as a result, trading of Company Common Stock was suspended prior to the opening of the NYSE on July 16, 2019. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all Shares from the NYSE and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Common Stock will no longer be listed on the NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) was automatically cancelled and converted into the right to receive the Merger Consideration.

Item 5.01 Change in Control of Registrant.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned, indirect subsidiary of Parent Holdco.

The aggregate consideration paid in connection with the Merger consisted of approximately (i) $957,950,972 paid for shares of Company Common Stock and (ii) $40,850,650 paid in exchange for in-the-money Company Stock Options, Company RSA Awards and Company PS Awards.  Parent Holdco is financing the Merger through a combination of (i) cash on hand from the combined balance sheets of Parent Holdco and Parent, (ii) borrowings under its loan agreement, dated April 8, 2019, with Landesbank Baden-Württemberg and UniCredit Bank AG, in amounts sufficient to finance in full the amounts payable by Parent pursuant to the Merger Agreement and the transactions contemplated thereby and (iii) other sources of immediately available funds.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, each of John H. Walker, Vicki L. Avril, Donald L. Marsh, Jr., Bradford T. Ray, John J. Wasz, Martin E. Welch, III and Ronald C. Whitaker resigned from the board of directors of the Company and all of the committees with respect thereto.  These resignations were a result of the completion of the Merger in accordance with the Merger Agreement and not as a result of any disagreements between the Company and the resigning directors on any matters relating to the Company’s operations, policies or practices. In connection with the foregoing, as a result of the Merger and pursuant to the Merger Agreement, the following individuals became directors of the Company: Sebastian Koehler and Michael Demmer.

Item 7.01 Regulation FD Disclosure.

On July 16, 2019, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is furnished as Exhibit 99.1 hereto.  Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of April 9, 2019, by and among Wieland Holdings, Inc., Elephant Acquisition Corp., Global Brass and Copper Holdings, Inc. and Wieland-Werke Aktiengesellschaft (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Global Brass and Copper Holdings, Inc. with the Securities and Exchange Commission on April 11, 2019). *

99.1	Press Release, dated July 16, 2019.

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Registrant)

By:	/s/ Christopher J. Kodosky
Name: Christopher J. Kodosky
Title: Chief Financial Officer
Date:  July 16, 2019